                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             Liz Claiborne, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           [LIZ CLAIBORNE, INC. LOGO]

                                 1441 BROADWAY
                            NEW YORK, NEW YORK 10018

                                                                  March 29, 2002

Fellow Stockholders:

It is with great pleasure that I invite you to this year's annual meeting of stockholders, which will be held on Thursday, May 16, 2002, at our offices at One Claiborne Avenue, North Bergen, New Jersey.

The meeting will start at 10:00 a.m., local time.

I appreciate your continued confidence in the Company and look forward to seeing you on May 16.

                                             Sincerely,

                                            /s/ Paul R. Charron

                                             PAUL R. CHARRON
                                             Chairman of the Board
                                             and Chief Executive Officer

                              LIZ CLAIBORNE, INC.

                             ---------------------

                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2002

                           [LIZ CLAIBORNE, INC. LOGO]

                                 1441 BROADWAY
                            NEW YORK, NEW YORK 10018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              Meeting Date:         Thursday, May 16, 2002
              Time:                  10:00 a.m., local time
              Place:                  One Claiborne Avenue
                                North Bergen, NJ 07047

PURPOSES OF THE MEETING:

     - To elect three Directors;

     - To vote on a proposal to approve the Liz Claiborne, Inc. 2002 Stock Incentive Plan;

     - To vote on two stockholder proposals as described in the Proxy Statement; and

     - To consider any other appropriate matter brought before the meeting.

WHO MAY ATTEND:

     Only stockholders, persons holding proxies from stockholders, and representatives of the media and financial community may attend the meeting.

WHAT TO BRING:

     If your shares are registered in your name, you do not need to bring anything.

     If, however, your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares.

RECORD DATE:

     March 20, 2002 is the record date for the meeting. This means that owners of Liz Claiborne stock at the close of business on that date are entitled to:

     - receive notice of the meeting; and

     - vote at the meeting and any adjournments or postponements of the meeting.

ANNUAL REPORT:

     We have mailed a copy of our annual report for the fiscal year that ended December 29, 2001 to each stockholder of record as of March 20, 2002. The annual report is not part of the proxy solicitation materials.

     YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. Please see your proxy card for specific instructions on how to vote. If you need directions to the meeting, please call 201-295-6222.

                                By Order of the Board of Directors,

                                /s/ Nicholas J. Rubino

                               NICHOLAS J. RUBINO
                                Vice President - Deputy General
                                Counsel and Secretary
New York, New York
March 29, 2002

                               TABLE OF CONTENTS

Questions and Answers.......................................    1
Election of Directors.......................................    4
  Meetings, Committees and Compensation of the Board........    5
  Certain Relationships and Related Transactions............    7
Executive Compensation......................................    8
  Summary Compensation Table................................    8
  Option Grants Table for Fiscal 2001.......................    9
  Aggregated Option Exercises in Fiscal 2001 and Fiscal
     Year-End Option Value Table............................   10
  Employment Arrangements...................................   11
  Board Compensation Committee Report on Executive
     Compensation...........................................   11
  Performance Graph.........................................   15
Security Ownership of Certain Beneficial Owners.............   16
Security Ownership of Management............................   18
Audit Committee Report......................................   19
Independent Auditors........................................   21
Approval of the Liz Claiborne, Inc. 2002 Stock Incentive
  Plan......................................................   22
Stockholder Proposals.......................................   28
Section 16(a) Beneficial Ownership Reporting Compliance.....   32
Other Matters...............................................   32
Additional Information......................................   32
Appendix A -- Audit Committee Charter
Appendix B -- Liz Claiborne, Inc. 2002 Stock Incentive Plan

                           [LIZ CLAIBORNE, INC. LOGO]

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of Liz Claiborne, Inc. (the "Company") beginning March 29, 2002. We are soliciting your proxy to vote your shares of the Company's common stock, par value $1 per share (the "Common Stock"), at the annual meeting of stockholders to be held on Thursday, May 16, 2002, and any adjournments or postponements of the meeting (the "Annual Meeting"). We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on these matters. This information is provided to assist you in voting your shares.

                             QUESTIONS AND ANSWERS

WHO CAN VOTE?

     You can vote if, as of the close of business on Wednesday, March 20, 2002, you were a stockholder of record of the Common Stock. The Company is providing notice of the Annual Meeting, a proxy card and the proxy statement to stockholders as of this date.

HOW DO I VOTE BY PROXY?

     You can vote by mailing in the enclosed proxy card. Please see your proxy card or the information your bank, broker, or other holder of record provided to you for more information on voting.

     If you vote by proxy, your shares will be voted in the manner you indicate at the Annual Meeting. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted FOR the election of the nominees named below under the caption "Election of Directors -- Nominees for Election;" FOR the approval of the Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "2002 Plan"); AGAINST the adoption of each of the stockholder proposals; and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You can change or revoke your proxy by sending a written notice to the Secretary of the Company at the Company's principal executive offices at 1441 Broadway, New York, New York 10018. Your notice must be received prior to your shares being voted at the Annual Meeting.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

     Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW DO I VOTE MY 401(k) SHARES?

     If you participate in the Liz Claiborne, Inc. 401(k) Savings and Profit Sharing Plan (the "401(k) Plan"), your proxy to vote includes shares held for you in your 401(k) Plan account, and your 401(k) shares will be voted in accordance with your instructions. If you do not provide instructions, American Express Retirement Services, the trustee of the 401(k) Plan, will vote your shares in the same proportion as all Common Stock held under the 401(k) Plan for which instructions are received.

HOW DO I VOTE SHARES HELD IN THE BANK OF NEW YORK BUYDIRECT PLAN ("THE BUYDIRECT PLAN")?

     If you participate in the BuyDIRECT Plan, sponsored and administered by The Bank of New York, your proxy to vote shares includes shares held for you through The Bank of New York. If you do not give a proxy, such shares will not be voted. We will mail a proxy and this Proxy Statement to all persons who, according to the records of The Bank of New York, hold shares of Common Stock beneficially in the BuyDIRECT Plan but do not own any other shares of Common Stock.

HOW MANY SHARES ARE ENTITLED TO VOTE?

     As of the close of business on March 20, 2002 (the "Record Date"), there were 105,560,247 shares of the Company's Common Stock, issued and outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting. On December 19, 2001, your Board of Directors declared a two-for-one stock split in the form of a stock dividend payable on January 16, 2002 to stockholders of record on December 31, 2001 (the "2002 Stock Split"). Except where otherwise indicated, information regarding shares of Common Stock and per share amounts in this Proxy Statement has been adjusted to reflect the 2002 Stock Split.

HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE ANNUAL MEETING?

     In order to conduct business at the Annual Meeting, the majority of shares outstanding on the Record Date must be present, in person or by proxy (a "Quorum"). All signed and returned proxy cards will be counted for purposes of determining the presence of a Quorum.

WHAT IS THE REQUIRED VOTE FOR A PROPOSAL TO PASS?

     The election of directors is determined by a plurality of the votes cast by stockholders entitled to vote. The other proposals require the affirmative vote of a majority of the votes cast.

WHAT IS A "BROKER NON-VOTE"?

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the New York Stock Exchange from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote on the election of directors but not on the approval of the 2002 Plan or the stockholder proposals.

HOW ARE BROKER NON-VOTES TREATED?

     The inspectors of election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a Quorum, but not as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal.

CAN I ABSTAIN FROM VOTING ON A PROPOSAL?

     Abstentions may be specified on all proposals being submitted other than the election of directors.

HOW ARE ABSTENTIONS TREATED?

     The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a Quorum. Abstentions will not be treated as shares present and voting on the proposals set out in this Proxy Statement, and will have no effect on the outcome of such proposals.

WHO PAYS FOR THIS PROXY SOLICITATION?

     We do. We have hired Innisfree M&A, Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $7,500 plus reasonable expenses. In addition, the Company's Directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, personal contact, facsimile, or through similar methods.

     We will also reimburse banks, brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

                             ELECTION OF DIRECTORS

     Your Board of Directors is divided into three classes. The classes are as equal in number as is possible depending on the total number of Directors at any time. The classes generally are arranged so that the terms of the Directors in each class expire at successive annual meetings. This means that, each year, the stockholders elect approximately one-third of the members of the Board of Directors for a three-year term.

     The terms of Paul R. Charron, J. James Gordon and Kay Koplovitz will expire at the Annual Meeting. The Board has nominated each of them for re-election to new terms that will expire at the 2005 annual meeting. However, under the Board's current retirement policy, which provides that a Director shall retire at the Annual Meeting following the Director's seventy-second birthday, Mr. Gordon will retire at the 2003 Annual Meeting after serving one-year of his three-year term. The Company's Certificate of Incorporation and By-Laws provide that upon the retirement of a director, the Board may fill the vacancy. A Director appointed to fill a Board vacancy serves for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

     We do not know of any reason why any of these nominees will not be available as a candidate. However, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies, in their discretion, determine.

     Your Board of Directors recommends a vote FOR Paul R. Charron, J. James Gordon and Kay Koplovitz as Directors to hold office until the 2005 annual meeting of stockholders and until each of their successors is elected. Unless authority to vote for the election of Directors is withheld, the enclosed proxy will be voted FOR the election of the nominees named below.

NOMINEES FOR ELECTION AS DIRECTORS TO SERVE UNTIL 2005:

     PAUL R. CHARRON -- Mr. Charron, 59, joined the Company as Vice Chairman and Chief Operating Officer, and became a Director, in 1994. In 1995, Mr. Charron became President (a position he held until October 1996) and Chief Executive Officer of the Company. In 1996, Mr. Charron became Chairman of the Board of the Company. Prior to joining the Company, Mr. Charron served in various executive capacities at VF Corporation, an apparel manufacturer, from 1988.

     J. JAMES GORDON -- Mr. Gordon, 71, has served as a Director of the Company since 1977. Since 1984, Mr. Gordon has been President of Gordon Textiles International, Ltd., a consultant and distributor/importer of apparel fabrics. Mr. Gordon is also a director of Cornerstone Bancorp, Inc., a regional commercial bank.

     KAY KOPLOVITZ -- Ms. Koplovitz, 56, was elected a Director of the Company in 1992. She is currently a principal of Koplovitz & Co., a media investment firm. From January 2000 to June 2001, Ms. Koplovitz served as Chief Executive Officer of Working Woman Network, a multi-platform media company which filed for liquidation under the Bankruptcy Code in September 2001. Ms. Koplovitz was the founder of USA Networks, an international cable television programming company, and served as its Chairman and Chief Executive Officer from 1977 to 1998. Ms. Koplovitz is presently the Chairman of Broadway Television Network, a producer and multi-media distributor of recordings of Broadway shows, and also serves on the board of Instinet Group Inc., an electronic agency securities broker. Among the not-for-profit company boards Ms. Koplovitz serves on are the New York City Partnership, the Central Park Conservancy, the Museum of Television and Radio and the Tennis Hall of Fame.

DIRECTORS WHOSE TERMS EXPIRE IN 2003:

     BERNARD W. ARONSON -- Mr. Aronson, 55, was elected a Director of the Company in 1998. Mr. Aronson has been Managing Partner of ACON Investments LLC, a private investment vehicle, since 1996. He served as International Advisor to Goldman Sachs & Co. from 1993 to 1996 and as Assistant Secretary of State for Inter-American Affairs from 1989 to 1993. Mr. Aronson is also a director of Royal Caribbean Cruises Ltd., a global cruise company.

     NANCY J. KARCH -- Ms. Karch, 54, was elected a Director of the Company in 2000. Ms. Karch was a senior partner of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is a member of The

McKinsey Advisory Council, and serves as a director of Toys "R" Us, retail merchants; The Corporate Executive Board, a business research company; and Garden Ridge Corp., a privately held home decor products retailer.

     PAUL E. TIERNEY, JR. -- Mr. Tierney, 59, was elected a Director of the Company in 1995. Mr. Tierney is a co-founding Member of Development Capital, LLC, a private investment vehicle formed in 1996, and the General Partner of Darwin Capital Partners, an entity formed in 1999 to invest in technology-related securities. He is Chairman of the Board of Directors of TechnoServe, Inc., a not-for profit corporation, and also serves as a director of UAL Corporation, an air transportation company; C&B Publishing, PLC; The Argentine Investment Fund; and St. John's College. Mr. Tierney is also an adjunct professor and Executive-In-Residence at the Columbia Graduate School of Business.

DIRECTORS WHOSE TERMS EXPIRE IN 2004:

     RAUL J. FERNANDEZ -- Mr. Fernandez, 35, was elected a Director of the Company in 2000. Mr. Fernandez has served as Chief Executive Officer of Dimension Data North America, an information systems integrator company, and an Executive Director of its parent company, Dimension Data Holdings Plc, since 2001. He previously served as Chairman of the Board, Chief Executive Officer and President of Proxicom, Inc., an Internet development and e-business consulting company he founded in 1991. Mr. Fernandez is also a director of Critical Path, Inc., an Internet messaging infrastructure services provider, and a partner in Lincoln Holdings LLC, which owns the Washington Capitals of the National Hockey League and a significant interest in the Washington Wizards of the National Basketball Association.

     KENNETH P. KOPELMAN -- Mr. Kopelman, 50, was elected a Director of the Company in 1996. Mr. Kopelman has been a partner in the New York City law firm of Kramer Levin Naftalis & Frankel LLP, corporate counsel to the Company, for more than 15 years and served as the Company's Secretary from 1991 to 1996. Mr. Kopelman is also a director of Mobius Management Systems, Inc., a computer software company.

     ARTHUR C. MARTINEZ -- Mr. Martinez, 62, was elected a Director of the Company in January 2001. Mr. Martinez retired in 2000 as Chairman and Chief Executive Officer of Sears, Roebuck and Company, positions he held from 1995. Mr. Martinez is a director of PepsiCo, Inc., a consumer products company; International Flavors & Fragrances, Inc., a creator and manufacturer of flavor and fragrance products; and Martha Stewart Living OmniMedia, Inc., an integrated content company. Mr. Martinez also serves as Chairman of The Federal Reserve Bank of Chicago.

MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     BOARD MEETINGS. During the fiscal year ended December 29, 2001, the Board of Directors held nine meetings, and the Committees of the Board held a total of 19 meetings. Each Director attended more than 75% of the meetings held by the Board of Directors and each Committee on which he or she served.

     BOARD COMMITTEES.  The Board of Directors has the following four
Committees:

     Audit Committee. The Audit Committee met three times during 2001. In addition, the Committee's Chairperson, as a representative of the Committee, met with the Company's management and independent auditors to review interim financial information prior to such information's filing with the Securities and Exchange Commission. This Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. See "Audit Committee Report" below. The Committee's responsibilities are set forth in its Audit Committee Charter, which has recently been updated. A copy of the updated Charter is attached as Appendix A to this Proxy Statement. The present members of the Audit Committee are Bernard W. Aronson, Nancy J. Karch (chair) and Arthur C. Martinez.

     Compensation Committee. The Compensation Committee met six times during 2001. This Committee determines the salary and bonus for the Chief Executive Officer, approves the general policies applicable to salaries and bonuses for the other executive officers, makes award decisions regarding equity-based compensation plans, and makes recommendations to the Board and senior management regarding Company compensation programs. The present members of the Compensation Committee are Raul J. Fernandez (chair), J. James Gordon, Nancy J. Karch, Kay Koplovitz and Paul E. Tierney, Jr.

     Committee on Directors. The Committee on Directors met four times during 2001. This Committee is responsible for making recommendations with respect to the nominations by the Board of qualified candidates to serve as Directors of the Company and reviewing and advising the Board on issues of corporate governance and corporate responsibility, as well as directorship practices. The present members of the Committee on Directors are Bernard W. Aronson, J. James Gordon (chair), Nancy J. Karch and Arthur C. Martinez. For a description of the procedures under which stockholders may nominate persons for election as directors, see "Additional Information" below.

     Finance and Technology Committee. The Finance and Technology Committee met six times during 2001. This Committee advises the Board on a variety of corporate finance issues, including the Company's policies regarding dividends, issuances and purchases of securities, capital expenditures, proposed acquisition and divestiture matters, as well as on a variety of technology matters. The present members of the Finance and Technology Committee are Bernard
W. Aronson, Raul J. Fernandez, Kenneth P. Kopelman and Paul E. Tierney, Jr. (chair).

     DIRECTOR COMPENSATION. Directors who are Company employees do not receive Director's fees. Directors who are not Company employees receive the following annual compensation for their services. Note that all share amounts reflect the 2002 Stock Split:

     - Annual Retainers:

      -- $30,000 for serving as a Director, $15,000 of which is in the form of shares of Common Stock, subject to transfer restrictions as discussed below;

      -- $7,500 for serving as a Committee Chair; and

      -- $2,500 for each other Committee member;

     - Options to purchase 6,000 shares of Common Stock, as discussed below;

     - $5,000 allowance for the purchase of Company products;

     - $1,000 for each Board meeting and Committee meeting attended; and

     - Reimbursement for out-of-pocket travel expenses incurred in connection with attendance at Board and Committee meetings.

     The Company has, since 1991, paid a portion of each non-management Director's annual retainer in shares of Common Stock pursuant to the Liz Claiborne, Inc. Outside Directors' 1991 Stock Ownership Plan, as amended (the "Outside Director Plan"). Under the Outside Director Plan, each non-management Director having served as such for at least six months receives an annual award of shares of Common Stock having a value of $15,000 on the first business day of each fiscal year; newly elected non-management Directors receive such an award upon their election to the Board. During 2001, the following awards of shares of Common Stock were made under the Outside Director Plan (as adjusted to reflect the 2002 Stock Split): 720 shares on January 2, 2001 to each of Mss. Karch and Koplovitz and Messrs. Aronson, Fernandez, Gordon, Kopelman and Tierney; and 654 shares on January 25, 2001 to Mr. Martinez. All such shares are nontransferable for a period of three years following the applicable award date, subject to exceptions in the case of death or retirement from the Board.

     Each non-management Director also receives a grant of options to purchase 6,000 shares of Common Stock on the first business day of each fiscal year of the Company; newly elected non-management Directors receive such an award upon their election to the Board. All such options carry terms substantially equivalent to options granted to Company employees under the stockholder-approved Liz Claiborne, Inc. 2000 Stock Incentive Plan: an exercise price equal to the market price on the grant date, a term of ten years, and a vesting schedule of 25% on each of the first and second anniversaries of the grant date, with the remaining 50% vesting on the third anniversary, subject to earlier vesting on a change of control (as defined in the Outside Director Plan) or upon death or retirement from the Board after at least five years of service. During 2001, an award of options to purchase 6,000 shares of the Company's Common Stock was made to each non-management Director as follows: to each of Mss. Karch and Koplovitz and Messrs. Aronson, Fernandez, Gordon, Kopelman and Tierney on January 2, 2001 at an exercise price of $20.8125; and to Mr. Martinez on January 25, 2001 at an exercise price of $22.9063.

     The Outside Director Plan enables each non-management Director to elect prior to any calendar year to defer cash and/or Common Stock fees otherwise payable in that and succeeding calendar years. Deferred cash fees are deemed invested in phantom shares of Common Stock or credited with imputed interest at the prime rate plus one percent, whichever the Director specifies at the time of election. Deferred Common Stock fees are deemed invested in phantom shares of Common Stock, with dividends deemed reinvested in additional phantom shares.

     The Board has adopted a share ownership guideline, which sets out the Board's expectation that each Director will over time accumulate a holding of shares of Common Stock having a value equal to twice the Director's annual retainer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, the Company and certain of its contractors purchased, in the ordinary course of their business for use in the manufacture of Company products, fabric from certain European textile mills for which Gordon Textiles International, Ltd, ("GTIL") acts as a sales agent in the United States. J. James Gordon, a Director of the Company, is the sole stockholder of GTIL. Such fabric purchases during fiscal 2001 aggregated approximately $1.5 million; GTIL received commissions from its client mills, at customary industry rates, in respect of such sales aggregating approximately $79,000.

     In addition, during 2001, the law firm of Kramer, Levin, Naftalis & Frankel LLP, of which Kenneth P. Kopelman, a Director of the Company, is a partner, was paid $872,000 for fees incurred by the Company in connection with the rendering of advice on a variety of legal issues. This amount represents less than 1% of such firm's 2001 fee revenue. It is anticipated that Kramer, Levin, Naftalis & Frankel LLP will continue to provide such services in 2002.

     The transactions between the Company and these entities were effected on an arm's-length basis, with services provided at fair market value. The Company believes that such transactions were effected on terms no less favorable to the Company than those that would have been realized in transactions with other entities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services in all capacities for the 2001, 2000 and 1999 fiscal years of the Chief Executive Officer and the other executive officers of the Company as of December 29, 2001 (collectively, the "Named Executive Officers"). All share amounts included in the table reflect the 2002 Stock Split.

                                                                                   LONG TERM COMPENSATION
                                                                             ----------------------------------
                                                                                      AWARDS            PAYOUTS
                                            ANNUAL COMPENSATION(1)           ------------------------   -------
                                    --------------------------------------                 SECURITIES
                                                                 OTHER       RESTRICTED    UNDERLYING
NAME AND PRINCIPAL         FISCAL                                ANNUAL        STOCK        OPTIONS/     LTIP        ALL OTHER
POSITION                    YEAR    SALARY(2)     BONUS(3)    COMPENSATION     AWARDS      SARS(#)(4)   PAYOUTS   COMPENSATION(5)
------------------         ------   ----------   ----------   ------------   ----------    ----------   -------   ---------------
Paul R. Charron..........   2001    $1,180,700   $  957,600     $61,580(6)   $2,240,625(7)  442,000       --         $794,435
  Chairman of the Board     2000    $1,140,800   $1,155,000     $60,400              --     300,000       --         $700,698
  and Chief Executive       1999    $1,093,400   $1,050,000     $53,870              --     370,000       --         $640,881
  Officer
---------------------------------------------------------------------------------------------------------------------------------
Robert J. Zane...........   2001    $  389,500   $  175,000          --      $  448,125(7)   45,000       --         $ 28,852
  Senior Vice
  President --              2000    $  345,200   $  185,000          --              --      50,000       --         $ 26,848
  Manufacturing,
  Sourcing,                 1999    $  324,500   $  200,000          --              --      40,000       --         $ 27,993
  Distribution and
  Logistics
---------------------------------------------------------------------------------------------------------------------------------
Michael Scarpa...........   2001    $  325,800   $  150,000          --      $  662,100(8)   40,000       --         $ 19,998
  Vice President -- Chief   2000    $  291,320   $  130,000          --              --      34,000       --         $ 16,452
  Financial Officer         1999    $  257,500   $  100,000          --              --      21,000       --         $ 13,001
---------------------------------------------------------------------------------------------------------------------------------
Lawrence D. McClure......   2001    $  293,600   $  135,000          --      $  358,500(7)   35,000       --         $  2,000
  Senior Vice
  President --              2000            --   $   50,000          --      $  208,125(9)   40,000       --         $     --
  Human Resources           1999            --           --          --              --          --       --         $     --
---------------------------------------------------------------------------------------------------------------------------------

---------------
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers other than Mr. Charron for fiscal 2001 did not exceed the lesser of 10% of each such officer's total annual salary and bonus for such year, or $50,000; such amounts are not included in the table.

(2) Amounts for Mr. Charron include amounts deferred under the SERP and the UDCP (see "Employment Arrangements -- Agreements with Paul R. Charron" below).

(3) A description of the Company's bonus arrangements is contained under the caption "Board Compensation Committee Report on Executive Compensation" below (the "Compensation Committee Report"). For Mr. McClure, fiscal 2000 reflects a sign-on bonus payable December 29, 2000.

(4) For fiscal 2001, 2000 and 1999, includes options granted on January 24, 2002, January 16, 2001 and January 25, 2000, respectively. For Mr. Charron,
    (a) fiscal 2001 includes 88,500 premium-priced options subject to an extended vesting schedule, granted on March 11, 2002; (b) fiscal 2000 includes 100,000 premium-priced options subject to an extended vesting condition, granted on March 15, 2001; and (c) fiscal 1999 includes 150,000 premium-priced options subject to an extended vesting condition granted on March 7, 2000. See "Option Grants Table for Fiscal 2001" and "Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Value Table" below.

(5) For fiscal 2001 includes (a) contributions under the Company's Profit-Sharing Retirement Plan of $5,100 for each Named Executive Officer, other than Mr. McClure; (b) matching contributions under the Company's Savings Plan as follows: Mr. Charron -- $5,250; Mr. Scarpa -- $4,500; and Mr. Zane -- $4,500; (c) the full amount of all premiums paid by the Company for universal life insurance coverage under the Company's supplemental life insurance plan under which each participant is entitled to any cash surrender value under the policy, providing coverage equal to two times annual base salary, as follows: Mr. Charron -- $23,700; Mr.
    McClure -- $2,000; Mr. Scarpa -- $2,300; and Mr. Zane -- $7,600; (d) amounts accrued under an unfunded Supplemental Executive Retirement Plan (the "SERP") with respect to services rendered during fiscal 2001, as follows:
    Mr. Charron -- $59,100; Mr. Scarpa -- $8,314; and Mr. Zane -- $11,800; and
    (e) for Mr. Charron (i) $345,449 accrued as of December 29, 2001, under an unfunded deferred compensation plan established in 1996 (the "UDCP") and
    (ii) above-market earnings on all amounts accrued and deferred under the UDCP through

    December 29, 2001, as calculated pursuant to the terms of the UDCP, in an amount equal to $355,836 (see "Employment Arrangements -- Agreements with Paul R. Charron" below).

(6) Includes $39,978 representing reimbursement of certain transportation expenses.

(7) Represents the value (based on the closing price of the Common Stock on January 16, 2001, the grant date) of the following shares of restricted stock issued under the 2000 Plan pursuant to the Company's Executive Leadership Team Shares Program ("ELT Shares") described in the Compensation Committee Report below: Mr. Charron -- 100,000 Shares; Mr. McClure -- 16,000 Shares; and Mr. Zane -- 20,000 Shares. Prior to vesting, dividends on ELT Shares are held in escrow and deemed reinvested in phantom shares of Common Stock. On December 29, 2001, all such ELT Shares remained restricted, with a value (based on the closing price of the Common Stock on December 28, 2001) as follows: Mr. Charron -- $2,487,500; Mr. McClure -- $398,000; and Mr.
    Zane -- $497,500.

(8) Represents the value (based on the closing price of the Common Stock on January 16, 2001, the grant date) of 16,000 restricted ELT Shares and the value (based on the closing price of the Common Stock on May 17, 2001, the grant date) of 12,000 shares of restricted stock issued under the 2000 Plan, which restricted shares are subject to restrictions on transfer and risk of forfeiture until earned by continued service and vest as follows: 20% on each of the third, fourth and fifth anniversaries of the grant date, and the remaining 40% on the sixth anniversary, with acceleration of vesting upon the achievement of certain financial and non-financial goals. On December 29, 2001, all of the ELT Shares remained restricted with a value of $398,000, and all of the other restricted shares remained restricted with a value of $298,500 (based on the closing price of the Common Stock on December 28, 2001).

(9) Represents the value (based on the closing price of the Common Stock on December 29, 2000, the grant date) of 10,000 shares of restricted stock issued under the 2000 Plan, with 25% vesting on each of the first and second anniversaries of the grant date and the remaining 50% vesting on the third anniversary, subject to earlier vesting upon a change of control. Prior to vesting, dividends are held in escrow and deemed reinvested in phantom shares of Common Stock. On December 29, 2001, 7,500 of such shares remained restricted, with a value of $186,562 (based on the closing price of the Common Stock on December 28, 2001).

OPTION GRANTS TABLE FOR FISCAL 2001

     The following table sets forth additional information concerning stock option grants made during fiscal 2001 to the Named Executive Officers. For purposes of the table, grants made on January 24, 2002 and March 11, 2002 are treated as having been made during fiscal 2001 and grants made on January 16, 2001 and March 15, 2001 are treated as having been made during fiscal 2000; these grants are also so reflected in the Summary Compensation Table. In addition, in accordance with Securities Exchange Commission ("S.E.C.") disclosure rules, the hypothetical gains, or "option spreads," for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the S.E.C. and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. All options were issued under the Liz Claiborne, Inc. 2000 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                                            INDIVIDUAL GRANTS(1)
                         ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF                                                       ASSUMED ANNUAL RATES OF
                         SECURITIES        % OF TOTAL                                  STOCK PRICE APPRECIATION FOR
                         UNDERLYING    OPTIONS GRANTED TO    EXERCISE                         OPTION TERM(2)
                          OPTIONS         EMPLOYEES IN         PRICE     EXPIRATION   ------------------------------
NAME                     GRANTED(#)      FISCAL 2001(3)      ($/SHARE)      DATE          5%($)           10%($)
----                     ----------   --------------------   ---------   ----------   -------------   --------------
Paul R. Charron........   353,500            11.29%           $25.94      1/24/12      $5,765,585      $14,613,690
                           88,500(4)          2.83%           $35.35      3/11/12      $  947,835      $ 3,363,000
--------------------------------------------------------------------------------------------------------------------
Robert J. Zane.........    45,000             1.43%           $25.94      1/24/12      $  733,950      $ 1,860,300
--------------------------------------------------------------------------------------------------------------------
Michael Scarpa.........    40,000             1.27%           $25.94      1/24/12      $  652,400      $ 1,653,600
--------------------------------------------------------------------------------------------------------------------
Lawrence D. McClure....    35,000             1.12%           $25.94      1/24/12      $  570,850      $ 1,446,900
--------------------------------------------------------------------------------------------------------------------

---------------
(1) Except as set forth in footnote (4) below, options become exercisable in three annual installments with 25% becoming exercisable on each of the first and second anniversaries of the grant date and 50% on the third anniversary, subject to earlier vesting upon a change in control or approved retirement. A "change in control" occurs if any person acquires 20% or more of the outstanding shares of Common Stock, the stockholders approve a merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company, a cash offer for 50% or more of the outstanding shares of the Common Stock is commenced, or two or more directors are elected to the Board of Directors without approval of incumbent Board members.

(2) Assumes that the stock price on the relevant grant date ($25.94 on January 24, 2002 and $28.28 on March 11, 2002) has grown, as indicated, at (a) 5% per annum over the term of the option to $42.25 and $46.06, respectively, or
    (b) at 10% per annum over the term of the option to $67.28 and $73.35, respectively.

(3) The Company granted to 645 employees options to purchase an aggregate of 3,129,275 shares in respect of fiscal 2001. All grants were made at exercise prices equal to the market price on the grant date other than the premium-priced options granted to Mr. Charron referred to in footnote (4) below.

(4) These premium-priced options become exercisable on March 11, 2005 and expire on the tenth anniversary of the grant date, subject to earlier vesting upon a change of control.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUE
TABLE

     The following table provides information concerning all exercises of stock options during fiscal 2001 by the Named Executive Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights. Other than as noted, the information included reflects the 2002 Stock Split:

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          NUMBER OF                      OPTIONS AT 12/29/01                 AT 12/29/01(1)
                       SHARES ACQUIRED    VALUE     ------------------------------   ------------------------------
NAME                   ON EXERCISE(2)    REALIZED   EXERCISABLE   UNEXERCISABLE(3)   EXERCISABLE   UNEXERCISABLE(3)
----                   ---------------   --------   -----------   ----------------   -----------   ----------------
Paul R. Charron......       4,168        $ 91,696     343,000         757,000        $2,438,906       $2,810,106
-------------------------------------------------------------------------------------------------------------------
Robert J. Zane.......      25,425        $257,662           0         138,000        $        0       $  444,207
-------------------------------------------------------------------------------------------------------------------
Michael Scarpa.......      13,125        $157,856           0          96,750        $        0       $  253,843
-------------------------------------------------------------------------------------------------------------------
Lawrence D. McClure..          --              --       7,500          67,500        $   30,469       $  116,091
-------------------------------------------------------------------------------------------------------------------

---------------
(1) Options are "in-the-money" as of December 29, 2001 to the extent that the market price of the Common Stock (based on the closing price of the Common Stock on December 28, 2001 of $49.75) exceeded the exercise price of such options.

(2) Reflects the number of shares acquired prior to the 2002 Stock Split.

(3) Includes grants made on January 24, 2002. For Mr. Charron, also includes premium-priced options with an extended vesting schedule granted on March 11, 2002. See "Option Grants Table for Fiscal 2001" above.

EMPLOYMENT ARRANGEMENTS

     AGREEMENTS WITH PAUL R. CHARRON. The Company has an employment agreement with Paul R. Charron, which expires on April 30, 2003, with automatic one year renewal terms. This agreement was amended with effect from Mr. Charron's election to the additional position of Chairman in May 1996 to provide for a minimum annual base salary of $1,000,000, plus bonus. The agreement also provides that if his employment is terminated either by the Company other than for cause or by him for certain specified reasons, Mr. Charron shall receive a severance payment of $1,750,000. In 2001, the Company agreed that upon his retirement, the Company would continue to offer Mr. Charron certain post-retirement health benefits.

     The Company established an unfunded deferred compensation plan for Mr. Charron in 1996, the terms of which were amended in 2001 (the "UDCP"). Under the UDCP, the Company established two unfunded bookkeeping accounts: a Retirement Income Account and a Deferred Salary Account. Upon cessation for any reason of Mr. Charron's full-time employment as Chairman and Chief Executive Officer, he (or his beneficiary) will be entitled to receive the amount credited to the Deferred Salary Account (which is fully vested at all times), plus the amount credited to the Retirement Income Account to the extent vested, plus, in each case, imputed earnings. As of December 31, 1995 (the first day of the Company's 1996 fiscal year) and as of the first day of each of the subsequent seven fiscal years, the Retirement Income Account is credited with an amount equal to 15% of the sum of Mr. Charron's base salary for such fiscal year and his cash bonus (if any) for the immediately preceding fiscal year. The Retirement Income Account becomes fully vested on January 1, 2005, provided Mr. Charron is then employed full-time as Chairman and Chief Executive Officer of the Company; vesting is accelerated upon death, disability or termination in connection with a change of control (as defined in the UDCP). As of December 29, 1996 (the first day of the Company's 1997 fiscal year) and as of the first day of each subsequent fiscal year, the Deferred Salary Account is credited with an amount equal to the portion of Mr. Charron's base salary for such fiscal year that exceeds $1 million (and is therefore deferred pursuant to his employment agreement). As of December 28, 1996 (the last day of the Company's 1996 fiscal year) and as of the last day of each subsequent fiscal year, each of the Retirement Income and Deferred Salary Accounts is credited with an amount equal to the balance standing credited thereto on the first day of such fiscal year multiplied by an imputed earnings rate. For the 1996-2004 fiscal years, the imputed earnings rate is the greater of (i) the Company's after-tax rate of return on average capital (as defined in the UDCP) for such fiscal year and (ii) the Federal mid-term rate at the first day of such year.

     In January 2001, the Company entered into a severance agreement with Mr. Charron providing that in the event that within three years of a change in control of the Company (as defined in the agreement) Mr. Charron's employment is terminated by the Company other than for cause or by him for certain specified reasons, Mr. Charron shall be entitled to receive, in lieu of any other cash severance payment, including any payment under Mr. Charron's employment agreement, a lump sum payment equal to three times his average base salary and bonuses for the three years preceding such termination or resignation, a pro-rata bonus for the year in which termination occurs, accelerated vesting of Mr. Charron's balances under the Company's SERP and the UDCP, and continued health and welfare benefits for three years. In the event that the payment and benefits to be received by Mr. Charron in such circumstances are in excess of 105% of the amount that would trigger "golden parachute" excise taxes under the Internal Revenue Code, the Company is required to pay Mr. Charron such additional amounts as may be necessary to place him in the same after tax position as if the payments or benefits had not been subject to such excise tax.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (i) determines the salary for the Chairman/Chief Executive Officer ("CEO"), (ii) administers the Amended and Restated Liz Claiborne sec.162(m) Cash Bonus Plan approved by stockholders at the 1999 Annual Meeting (the "sec.162(m) Plan"), including the determination of bonuses for participants thereunder, (iii) approves the general policies applicable to salaries and bonuses for the other executive officers and reviews and acts on bonuses for those officers, (iv) makes award decisions regarding equity-based compensation under the Company's stock incentive plans, and (v) makes recommendations to the full Board and senior management with respect to the adoption and administration of Company compensation programs. All Committee determinations intended to comply with sec.162(m) of the Internal

Revenue Code (the "Code") are made by at least two Committee members who qualify as "outside directors" under sec.162(m).

     OVERVIEW. The Company adopted its "pay for performance" executive compensation program (the "Program") in 1995. In making its 2001 determinations, the Committee sought to continue the "pay for performance" approach inherent in the Program, while providing Company executives with a highly competitive total compensation opportunity through a balancing of rewards based on short-term performance (measured by annual business unit and corporate results) with rewards based on long-term performance (measured principally by stock price appreciation over time).

     The Program components are base salary, an annual incentive bonus, and long-term incentives encompassing stock option grants and restricted stock grants to certain executives. Base pay is generally set within a range comparable to the competitive median, while the annual incentive bonus (if targets are achieved) and long-term incentive components provide performance-based opportunities which may result in rewards significantly higher than the competitive median. In assessing competitive compensation levels, the Committee, assisted by an executive compensation firm, examines prevailing compensation practices and pay levels among the Company's competitors, including companies in the Peer Group referred to below as well as a number of other companies which, in the Committee's view, compete with the Company for executive talent. These competitors may include companies in related industries, such as retailing, as well as non-public companies.

     The annual incentive cash bonus plan applies to all salaried employees (except participants in the sec.162(m) Plan) and emphasizes the annual achievement of objectively measurable goals. Quantitatively measurable performance targets which attempt to best measure the implementation of each business unit's critical business strategies are set annually. For executives in corporate departments which serve a number of operating divisions, a majority of the annual bonus amount is determined by the performance of the operating divisions served and overall corporate performance. The long-term performance component of the Program rewards executives for the collective success of all business units, as measured by stock price appreciation, using both an absolute standard (i.e., increase in the Company's share price, rewarded through stock options) and a relative-to-industry peer group performance standard (i.e., through the Executive Leadership Team Share program described below).

2001 COMPENSATION

  CASH COMPENSATION. Salary. Salary adjustments are typically made annually, under the same increase guideline that applies to all salaried employees. The guideline for 2001 was 3.5%; this level has been adopted for 2002 as well.

     Incentive Cash Bonuses. sec.162(m) Plan. Mr. Charron's 2001 bonus was determined under the sec.162(m) Plan. As required pursuant to the Code and the sec.162(m) Plan, the Committee establishes, in advance, quantitatively measurable objective performance goals for each participant and the maximum bonus potentially payable under the Plan to such participant. For fiscal 2001, the Committee established under the Plan two objective earnings-based goals, relating to earnings per share and return on invested capital. The Committee also set in advance the maximum bonus payable based on the Company's levels of achievement as against these goals. In addition, the Committee established a number of individual goals; to the extent that the Committee determined that such individual goals were not fully achieved, the maximum bonus otherwise determined under the objective Plan formula could be reduced in the discretion of the Committee. (The Committee further retains absolute discretion to reduce the actual bonuses paid below such maximum levels to the extent that it considers appropriate.) Under the sec.162(m) Plan, the maximum bonus payable to any participant in respect of any fiscal year is capped at $2.0 million. Although the Committee intends to seek to structure the compensation arrangements for executive officers in a manner that will generally avoid the deduction limitation imposed by sec.162(m) of the Code, the Committee and the Board continue to strongly believe that it is important and necessary that the Committee continue to have the right, in the exercise of its business judgment, to provide arrangements from time to time that may not qualify under sec.162(m) if such arrangements are, in the Committee's view, in the best interests of the Company and its stockholders, and the Committee expressly retains that right.

     Cash Incentive Bonus Plan. Under the cash incentive bonus plan, all other salaried employees, including the Named Executive Officers not participating in the sec.162(m) Plan, were eligible to receive a bonus for 2001 based upon (i) where applicable, the achievement of targeted levels of divisional direct operating profit and/or departmental performance considerations; and (ii) a combination of earnings per share and return on invested capital achievement as measured against pre-established targets. Business unit performance against target during 2001 resulted in payouts under the divisional component of the bonus program ranging from 0% to 131% of divisional target bonus amounts. The 2001 bonus awards to the Named Executive Officers not participating in the sec.162(m) Plan were based upon corporate, departmental and divisional achievement against goals, and reflect the Committee's assessment of the level and quality of individual business initiatives and achievements (taking into account the evaluations of the CEO).

  SHARE COMPENSATION. The Company provides equity-based compensation to its executives under its stock option program and under restricted share programs administered by the Committee under the stockholder-approved Liz Claiborne, Inc. 2000 Stock Incentive Plan (the "Plan"). The Company is submitting for stockholder approval at the Annual Meeting the Liz Claiborne, Inc. 2002 Stock Incentive Plan. See "Approval of the Liz Claiborne, Inc. 2002 Stock Incentive Plan" below. All share data contained in this Report has been adjusted to reflect the 2002 Stock Split.

     Executive Leadership Team Shares. As reported in last year's Compensation Committee Report, in January 2001, the Committee adopted a restricted share ("Executive Leadership Team Shares" or "ELT Shares") program under the 2000 Plan. The ELT Share program was generally modeled on the Company's Transformation Share program adopted in 1998 and its Career Share Program adopted in 1995. Through March 20, 2002, the Company has awarded 754,000 shares of restricted stock under the ELT Shares program to a group of 100 Company executives. The scope of the participant group and the size of the individual grants (for individuals other than the CEO) were recommended by the CEO, based on guidelines derived from market data, and approved by the Committee. The near-term incentive value of ELT Shares derives in large part from the Company's ability to produce stockholder returns in excess of those of an industry peer group ("Peer Group") comprised of 24 public company competitors selected by the Compensation Committee in January 2001 from within the apparel, retail and related fields (see "Performance Graph" below). ELT Shares, which are subject to restrictions on transfer and the risk of forfeiture until earned by continued service, will not vest until January 16, 2007 unless certain performance targets, which accelerate vesting, are reached. Thus, restrictions on ELT Shares will lapse on an accelerated basis if, during the period commencing with January 2, 2001 and ending on January 3, 2004 or any subsequent fiscal quarter-end of the Company, the Company's total stockholder return (share appreciation plus reinvestment of any dividends; "TSR") performance ranks at or above the 50th percentile of the TSR of the companies comprising the Peer Group. Executives receiving 5,000 or more ELT Shares (an aggregate of 30 Company executives) may not sell or otherwise transfer (other than to pay related taxes) vested ELT Shares unless they continue to own, directly or indirectly, Company shares having a value at least equal to annual base salary; all other ELT Share recipients are expected to accumulate a lesser, yet significant, equity ownership position in Company shares. Vesting of ELT Shares will be accelerated upon a change of control that results in Company shares no longer being quoted on an established market.

     Stock Options. The Company has a long-standing policy of granting stock options to a substantial number of employees as a way of establishing a long-term incentive compensation component that emphasizes the importance of increasing stockholder value. In January 2002, concurrent with the annual grant to employees, the Committee granted options to all executive officers at an exercise price equal to the market price on the grant date. See "Option Grants Table for Fiscal 2001" above. As with prior grants, these options vest at the rate of 25% on each of the first and second anniversaries of the grant date with the remaining 50% vesting on the third anniversary, and carry a 10-year term. Individual grants (other than for the CEO) are recommended by the CEO and approved by the Committee.

  CEO COMPENSATION. Mr. Charron's salary and certain other benefits are set pursuant to the Company's multi-year arrangement with him, as amended during 2001, described under "Employment Arrangements -- Agreements with Paul R. Charron" above. Other elements of these compensation arrangements retain the structure of annual and long-term incentives which may result in rewards significantly higher than the competitive median. Of particular significance to the Committee are the long-term performance-based elements built into the stock option and deferred income components. Moreover, Mr. Charron's realization of many of the benefits under his arrangements are contingent on his continuing to serve as Chairman and CEO of the Company, at the pleasure of the Board, through various dates through the end of fiscal 2004.

     For 2001, the Committee set under the sec.162(m) Plan certain corporate earnings per share and return on invested capital goals, with the Company's level of achievement against such goals determining Mr. Charron's maximum bonus opportunity in respect of 2001. In addition, a number of individual goals (including goals related to growth strategies, technology implementation, and management development) were established. Based on achievement against the foregoing, the Committee awarded Mr. Charron the maximum cash bonus permitted under the predetermined sec.162(m) Plan formula, equal to $957,600. In light of his ongoing outstanding leadership, and in order to provide him with continuing strong future incentives, the Committee, after review and analysis of competitive practices, awarded Mr. Charron options covering 353,500 shares of Common Stock (concurrent with the grants to employees), together with a special grant, in March 2002, of an additional 88,500 "premium-priced" options subject to "cliff" vesting three years after grant. See "Option Grants Table for Fiscal 2001" above.

                                          RAUL J. FERNANDEZ (Chair)
                                          J. JAMES GORDON
                                          NANCY J. KARCH
                                          KAY KOPLOVITZ
                                          PAUL E. TIERNEY, JR.

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return on (i) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and (ii) an index comprised of the Company and the following 24 competitors comprising the peer group (the "Peer Group") for the ELT Share program: Ann Taylor Stores Corporation; Donna Karan International, Inc. (which was acquired by LVMH Moet Hennessy Louis Vuitton Inc. in December 2001); The Gap, Inc.; Gucci Group N.V.; Guess, Inc.; Haggar Corp; Hartmarx Corporation; Jones Apparel Group, Inc.; Kellwood Company; The Limited, Inc.; McNaughton Apparel Group, Inc. (which was acquired by Jones Apparel Group, Inc. in July 2001); Nautica Enterprises, Inc.; Oshkosh B' Gosh, Inc.; Oxford Industries, Inc.; Philips Van-Heusen Corporation; Polo Ralph Lauren Corporation; Quiksilver, Inc.; Russell Corporation; The Talbot's, Inc.; Tarrant Apparel Group, Inc.; Tommy Hilfiger Corporation; Tropical Sportswear, Inc.; VF Corporation; and The Warnaco Group, Inc. Returns for companies in the Peer Group that have been acquired are reflected in the graph below through the end of the year prior to the year of such acquisition or liquidation.

     In accordance with S.E.C. disclosure rules, the measurements are indexed to a value of $100 at December 27, 1996 (the last trading day before the beginning of the Company's 1997 fiscal year) and assume that all dividends were reinvested.

[Graph]

------------------------------------------------------------------------------------------------
                                       1996      1997      1998      1999      2000      2001
------------------------------------------------------------------------------------------------
 Liz Claiborne, Inc. ...............  100.00    109.34     83.51    100.83    112.82    136.18
 S&P 500 Index......................  100.00    133.36    171.48    207.56    188.66    169.33
 Peer Group.........................  100.00    124.92    183.96    221.60    162.72    136.89

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning any person who, to the knowledge of the Company, beneficially owns, as of March 20, 2002, more than 5% of the outstanding shares of the Company's Common Stock. Share ownership has been adjusted to reflect the 2002 Stock Split.

                                                                             PERCENTAGE OF
                                                     AMOUNT AND NATURE OF     OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    COMMON STOCK
------------------------------------                 --------------------    -------------
AXA Assurances I.A.R.D. Mutuelle...................       15,325,882(1)          14.52%
AXA Assurances vie Mutuelle
AXA Conseil vie Assurance Mutuelle
370 rue Saint Honore
75002 Paris, France
AXA Courtage Assurance Mutuelle
26 rue Louis le gran
75002 Paris, France
AXA
25 Avenue Matignon
75008 Paris, France
AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104
FMR Corp. .........................................       13,422,538(2)          12.72%
Edward C. Johnson, 3rd
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02109
American Century Investment Management, Inc........        6,195,734(3)           5.87%
American Century Mutual Funds, Inc.
4500 Main Street
P.O. Box 418210
Kansas City, Missouri 64141

---------------

(1) Based upon information as of December 31, 2001, contained in an Amendment to
    Schedule 13G dated February 12, 2002, filed with the S.E.C. by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), AXA, and AXA Financial, Inc. ("AXA Financial"). Schedule 13G was filed by AXA Financial; AXA, which beneficially owns a majority of AXA Financial; and the Mutuelles AXA, which as a group control AXA, in the Mutuelles AXA's capacity, as a group, acting as a parent holding company with respect to the holdings of the following AXA entity or entities: (a) in AXA's capacity as a parent holding company with respect to the holdings of the following AXA entity or entities: AXA Konzern AG (Germany) and AXA Rosenberg Investment Management LLC; (b) in AXA Financial's capacity as a parent holding company with respect to the holdings of its subsidiaries (1) Alliance Capital Management L.P., and (2) The Equitable Life Assurance Society of the United States (the "AXA Financial Subsidiaries"). According to the Schedule 13G, each of the AXA Financial Subsidiaries operates under independent management and makes independent voting and investment decisions. Furthermore, each of the Mutuelles AXA, as a group, and AXA have expressly declared that the filing of the Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G. Furthermore, according to the Schedule 13G, AXA Konzern AG (Germany) beneficially owns 45,800 shares of Common Stock, AXA Rosenberg Investment Management LLC beneficially owns 1,269,600 shares of Common Stock, Alliance Capital Management L.P. beneficially owns 14,009,682 shares of

    Common Stock and The Equitable Life Assurance Society of the United States beneficially owns 800 shares of Common Stock. Each of the AXA Financial Subsidiaries has declared that the shares were acquired solely for investment purposes.

(2) Based upon information as of December 31, 2001, contained in an Amendment to
    Schedule 13G, dated January 10, 2002, filed with the S.E.C. by FMR Corp. ("FMR"), Edward C. Johnson 3rd, Abigail P. Johnson, and Fidelity Management & Research Company ("Fidelity"). According to the Schedule 13G, the shares of Common Stock listed include (i) 12,819,256 shares beneficially owned by Fidelity, a wholly owned subsidiary of FMR and a registered investment advisor, as a result of acting as investment advisor to several registered investment companies, (ii) 366,082 shares beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR ("FMT"), as a result of FMT serving as investment manager for certain institutional accounts and (iii) 235,800 shares beneficially owned by Fidelity International Limited, a Bermuda joint stock company which acts as an investment adviser ("FIL"). According to the Schedule 13G, Mr. Johnson and FMR each has sole power to dispose of the shares beneficially owned by Fidelity, and neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares beneficially owned by Fidelity, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Mr. Johnson and FMR, through its control of FMT, each has sole dispositive power over the shares beneficially owned by FMT, and sole power to vote or to direct the voting of 317,082 of such shares and no power to vote or to direct the voting of 49,000 of such shares. According to the
    Schedule 13G, FIL operates as an entity independent of FMR and Fidelity. A partnership controlled by Mr. Johnson and members of his family own 39.89% of the voting rights of FIL. Mr. Johnson is the Chairman of FIL. According to the Schedule 13G, investment decisions of FIL are made independently of FMR, and FMR and FIL claim that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and that the shares held by FIL were included in the Schedule 13G on a voluntary basis. FIL has sole power to vote and dispose of the shares of Common Stock it beneficially owns.

(3) Based upon information as of December 31, 2001, contained in a Schedule 13G dated February 8, 2002, filed with the S.E.C. by American Century Investment Management, Inc. ("American Investment"), on its behalf and on behalf of American Century Mutual Funds, Inc. ("American Mutual"). According to the
    Schedule 13G, American Investment, a registered investment advisor, manages, pursuant to Management Agreements and Sub-Advisory Agreements, the investments of 22 registered investment companies, and manages the assets of institutional investor accounts, for which the securities subject to the
    Schedule 13G are owned and held by American Investment for such investment companies and separate institutional investor accounts. Furthermore, American Mutual owns more than 5% of the class of securities subject to the
    Schedule 13G.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 20, 2002, the number of shares of Common Stock (the Company's only voting security) beneficially owned by each Director, each of the Named Executive Officers, and by all Directors and the executive officers of the Company as a group. The share ownership amounts reflect the 2002 Stock Split.

                                                               AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP(1)
------------------------                                      -----------------------
Paul R. Charron(2)..........................................           825,492
Bernard W. Aronson(3)(4)....................................            10,568
Raul J. Fernandez(4)(5).....................................            10,124
J. James Gordon(4)(6).......................................            19,112
Nancy J. Karch(4)(5)........................................             4,896
Kenneth P. Kopelman(6)......................................            15,218
Kay Koplovitz(4)(6).........................................            15,270
Arthur C. Martinez(4)(7)....................................             4,756
Paul E. Tierney, Jr.(4)(6)..................................            45,990
Lawrence D. McClure(8)......................................            34,840
Michael Scarpa(9)...........................................            53,086
Robert J. Zane(10)..........................................            88,224
All Directors and executive officers as a group (14
  persons)(11)..............................................         1,248,532

---------------
 (1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting power and sole investment power with respect to the securities indicated as owned by them. No Director or executive officer beneficially owns more than 1% of the shares of Common Stock outstanding. All Directors and executive officers as a group own approximately 1.18% of the shares of Common Stock outstanding as of March 20, 2002, assuming the exercise of all stock options held by such Directors and executive officers under the Company's stock option plans which are exercisable within 60 days of such date ("Exercisable Options").

 (2) Includes (a) 49,016 shares held in a grantor annuity trust over which Mr. Charron's wife serves as sole trustee, (b) 496,000 shares issuable upon the exercise of Exercisable Options, (c) 28,542 restricted shares issued pursuant to the Company stockholder approved Transformation Share Program (the "Transformation Shares"), and (d) 100,000 restricted ELT Shares.

 (3) Includes 6,750 shares issuable upon the exercise of Exercisable Options.

 (4) Includes shares awarded under the Outside Director Plan, receipt of which has been deferred under such Plan as follows: Mr. Aronson: 3,818 shares; Mr. Fernandez: 1,974 shares; Mr. Gordon: 3,068 shares; Ms. Karch: 2,146 shares; Ms. Koplovitz: 4,520 shares; Mr. Martinez: 1,256 shares; and Mr.
     Tierney: 4,520 shares.

 (5) Includes 2,750 shares issuable upon the exercise of Exercisable Options.

 (6) Includes 10,750 shares issuable upon the exercise of Exercisable Options.

 (7) Includes 1,500 shares issuable upon the exercise of Exercisable Options.

 (8) Includes 10,000 shares issuable upon the exercise of Exercisable Options, 16,000 restricted ELT Shares and 7,500 other restricted shares.

 (9) Includes 20,750 shares issuable upon the exercise of Exercisable Options, 1,388 restricted Transformation Shares, 16,000 restricted ELT shares and 12,000 other restricted shares.

(10) Includes 35,500 shares issuable upon the exercise of Exercisable Options, 4,956 restricted Transformation Shares and 20,000 restricted ELT Shares.

(11) Includes 672,500 shares issuable upon the exercise of Exercisable Options, 37,264 restricted shares issued under the 1992 Plan, 231,466 restricted shares issued under the 2000 Plan, and other shares indicated as included in the foregoing footnotes.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices and the independence and performance of the Company's internal and external auditors. The Committee is composed of non-employee directors who meet the independence and financial literacy requirements of the New York Stock Exchange.

     Audit Committee Charter. The Committee operates under a written charter adopted and approved by the Board of Directors (the "Charter"). The Committee reviews and reassess the Charter annually, and recommends any proposed changes to the full Board for approval. A copy of the Charter, as updated by the Board in March 2002, is attached to this Proxy Statement as Appendix A. The following, which is qualified by reference to the full text of the attached Charter, summarizes the additional responsibilities of the Committee under the updated
Charter:

     - Overseeing the Company's policy prohibiting the Company's retention of the independent auditors or any of its affiliates for any internal audit services or consulting services relating to the Company's financial information systems.

     - Reviewing, and approving in advance, the retention of the independent auditors or any of its affiliates for any permitted non-audit services and the fee for such services, and determining in advance that such retention is consistent with maintaining the objectivity and independence of the independent auditors.

     - Overseeing the Company's policy prohibiting the Company's hiring of any senior member of the independent auditors' team who was previously engaged to work on the Company's audit during the prior three years.

     - Reviewing, and approving annually, the document retention policy of the independent auditors with regard to their work for the Company, with any changes to such policy to be approved by the Committee in advance.

     - Recommending to the Board guidelines for ensuring prompt communication to the Committee of any correspondence or other communication received by management which raises significant issues relating to the Company's accounting practices or policies or the Company's financial statements.

     - Reviewing at least annually the experience and qualifications of the senior members of the independent auditors team, the quality control procedures of the independent auditors, the most recent "peer view" of the auditors and the audit partners' statement on professional responsibility.

     - Approving, in advance, any new senior members of the independent auditors team.

     - Reviewing periodically with management and the independent auditors the selection, application and disclosure of the critical accounting policies used in connection with the preparation of the Company's financial statements.

     Procedures Relating to Fiscal 2001. The Committee met with the Company's independent auditors (with and without management present) to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended December 29, 2001 and the results of such audit, as well as the auditors' evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed the financial statements with management and the independent auditors, including a review of the selection, application and disclosure of the Company's critical accounting policies.

     The Committee also discussed and reviewed with the independent auditors all communications required under generally accepted accounting principles, including the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to the Committee a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors any matters that may impact on the auditors' objectivity and independence from the Company and management. Nothing came to the Committee's attention as a result of its review of such statement or its discussions with the auditors that indicated that the auditors lacked such objectivity or independence.

     As stated in the Charter, the Committee's job is one of oversight. Management is responsible for the Company's financial reporting process, including the system of internal controls, for the objectivity and integrity of the Company's financial statements and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, monitoring the effectiveness of the Company's internal controls and discussing with the Committee any issues the auditors believe should be raised with the Committee. The Committee's responsibility is to monitor and review these processes. The members of the Committee are not experts in the fields of auditing or accounting, or in respect of auditor independence issues, and they rely without independent verification on the information provided to them and on the representations made by management and the independent auditors, including management's representation that the financial statements have been prepared in conformity with generally accepted accounting principles and the auditors' representations included in their report on the Company's financial statements. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to in this Report do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent".

     Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent auditors, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Charter, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 29, 2001 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

                                          NANCY J. KARCH (Chair)
                                          BERNARD W. ARONSON
                                          ARTHUR C. MARTINEZ

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

                              INDEPENDENT AUDITORS

     The firm Arthur Andersen LLP ("Arthur Andersen") has served as the Company's independent auditors since 1979, and continues to provide services to the Company. In light of the recent events surrounding Arthur Andersen, however, we have not, as of the date of this Proxy Statement, selected the independent public accountants to audit the Company's consolidated financial statements for 2002. The selection process is ongoing, and the firm to be selected remains under review.

     Accordingly, while the Board customarily seeks stockholder ratification of the Board's selection of independent auditors at our annual meeting, we are not asking our stockholders to ratify the Board's selection of independent auditors for 2002. Stockholder ratification is not required under the Company's by-laws or any applicable law or regulation. However, the Board expects to resume its practice of seeking stockholder ratification of its selection of the Company's independent auditors at our 2003 Annual Meeting of Stockholders. We will report on the progress of our auditor selection process at this year's Annual Meeting, or sooner if a selection is made before that time.

     AUDIT AND OTHER FEES: For fiscal 2001, Arthur Andersen billed the Company for various audit and non-audit services, as follows:

          Audit Fees. The aggregate fees billed by Arthur Andersen for professional services rendered in connection with such firm's audit of the Company's fiscal 2000 financial statements, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year, were $1,201,000.

          Financial Information Systems Design and Implementation Fees. Arthur Andersen did not perform any professional services for the Company relating to financial information systems design and implementation during the 2001 fiscal year.

          All Other Fees. The aggregate fees billed by Arthur Andersen for services rendered in connection with non-audit services to the Company in the 2001 fiscal year were $3,199,000. The Audit Committee of the Board has considered whether provision of these non-audit services by Arthur Andersen is compatible with maintaining the independent auditors' objectivity and independence. In March 2002, the Board adopted policies (i) prohibiting the retention of the independent auditors and its affiliates for any internal audit services or consulting services relating to financial information systems and (ii) requiring that the Audit Committee review, and approve in advance, the retention of the independent auditors or its affiliates for any permitted non-audit services and the fee for such services. See "Audit Committee Report" above.

     The following details the components of the fees billed by Arthur Andersen for non-audit services in 2001:

Services in connection with the acquisition of Mexx Group
  B.V. (including due diligence, deal structure, tax advice
  and related S.E.C. filings)...............................    $1,567,000
Tax advice and services.....................................     1,081,000
Internal audit services(1)..................................       273,000
Business consulting.........................................       143,000
Services in connection with financing transactions..........       105,000
Audit of 401K/Profit Sharing Plan...........................        30,000
                                                                ----------
                                                                $3,199,000
                                                                ==========

---------------

(1) The Company ceased using Arthur Andersen for internal audit services in June 2001.

     The Company expects that representatives of Arthur Andersen will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

                      APPROVAL OF THE LIZ CLAIBORNE, INC.
                           2002 STOCK INCENTIVE PLAN

     The Company is submitting the Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "2002 Plan") to its stockholders for approval at the Annual Meeting. The 2002 Plan is intended to continue the general purpose of the Liz Claiborne, Inc. 2000 Stock Incentive Plan, as amended (the "2000 Plan"). Specifically, the purpose of the 2002 Plan is to enable the Company to continue to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to enter into and remain in the service of the Company (or a Company subsidiary or joint venture), acquire a proprietary interest in the success of the Company, maximize their performance, and thereby enhance the long-term performance of the Company. The Company does not have any equity compensation plans not approved by stockholders. The following discussion is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is attached hereto as Appendix B.

GENERAL DESCRIPTION OF THE 2002 PLAN

     Awards. The 2002 Plan authorizes the grants of non-qualified stock options ("NQOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), shares of restricted stock, shares of unrestricted stock, performance shares, and dividend equivalent rights ("DERs") (collectively, "Awards"). Under the 2002 Plan, the Company may deliver authorized but unissued shares of its Common Stock, par value $1.00 per share ("Stock"), treasury shares of Stock, or shares of Stock acquired by the Company for the purposes of the 2002 Plan.

     Maximum Number of Shares. A maximum of 9,000,000 shares of Stock will be available for grants pursuant to Awards under the 2002 Plan; of those no more than 1,800,000 shares may be awarded pursuant to grants of restricted or unrestricted stock. The following shares of Stock shall again become available for Awards under the 2002 Plan: any shares that are subject to an Award under the 2002 Plan and that remain undelivered upon the cancellation or termination of such Award for any reason; any forfeited shares of restricted stock, provided that any dividends paid on such shares are also forfeited; any shares pursuant to an SAR or performance share award that is settled for cash; and any shares delivered to the Company, or which are withheld or applied by the Company, as payment for the exercise price of an option or for withholding taxes thereon. The maximum number of shares of Stock with respect to which any individual may be granted Awards during any one calendar year is 1,000,000 shares.

     Committee; Authority. The Compensation Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors as the Board of Directors appoints or is formed by abstention or recusal of one or more members of the Compensation Committee (the "Committee"), will administer the 2002 Plan. The Committee is to consist of at least two individuals. It is intended that each Committee member will be both an "outside director" (within the meaning of sec.162 (m) of the Internal Revenue Code (the "Code") and a "non-employee director" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934). However, Awards under the Plan will not be invalidated if the Committee includes members who are not outside directors and non-employee directors. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act for the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of sec.16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of sec.162(m) of the Code. The Committee will determine the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also will determine the prices, expiration dates and other material features of Awards. No incentive stock option may be granted under the 2002 Plan after March 14, 2012. The Committee has the authority to interpret and construe any provision of the 2002 Plan and to adopt such rules and regulations for administering the 2002 Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2002 Plan or any Award.

     Eligibility. Officers, directors who are employed by the Company, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2002 Plan. The number of persons in any eligible class is indeterminable at this time.

     Suspension, Discontinuance, Amendment. The Board of Directors may, at any time, suspend or discontinue the 2002 Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if it would increase the number of shares of Stock with respect to which ISOs may be issued under the 2002 Plan, materially increase the benefits accruing to individuals under the 2002 Plan or if the Board determines that stockholder approval is necessary and appropriate so that Awards under the 2002 Plan may comply with sec.sec.422 or 162(m) of the Code.

     The Committee may, in its absolute discretion, without amending the 2002 Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR,
(ii) accelerate the date on which any Award vests, (iii) waive any condition imposed under the 2002 Plan with respect to any Award, or (iv) otherwise adjust any of the terms of any Award; provided, however, that no such amendment may lower the exercise price of an option. No amendment or modification to the 2002 Plan or any Award may reduce the grantee's rights under any previously granted and outstanding Award without the consent of the grantee, except to the extent that the Board of Directors determines that such amendment is necessary or appropriate to prevent such Awards from being subject to the deduction limit of sec.162(m) of the Code.

SUMMARY OF AWARDS AVAILABLE UNDER THE 2002 PLAN

     Non-Qualified Stock Options. The exercise price per share of each NQO granted under the 2002 Plan will be determined by the Committee on the grant date and will not be less than the fair market value of a share of Stock on the date of grant. Each NQO will be exercisable for a term, not to exceed ten years, established by the Committee on the grant date, provided that, except as may be provided in cases of termination of employment, certain corporate changes or a change in control of the Company, no NQO may be exercisable prior to the first anniversary of its grant. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise. The 2002 Plan contains provisions applicable to the exercise of NQOs subsequent to a "termination of employment," as the result of a dismissal for "cause," a dismissal other than for "cause," "retirement," "disability" (as each such term is defined in the 2002 Plan), resignation without the Company's prior consent, or death. In general, these provisions provide that options that are not exercisable at the time of such termination shall expire upon the termination of employment and options that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee's dismissal other than for cause, the expiration of three months after such termination of employment, (ii) in the event of a grantee's disability or death, the first anniversary of such termination, and (iii) in the event a grantee retires, the third anniversary of such termination. In the event of a dismissal for cause or by reason of a resignation without the Company's prior consent, all options held by such grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period with respect to an option or an SAR, then the Award shall remain exercisable until the first anniversary of the grantee's date of death (or the expiration of the original exercise period, if earlier).

     Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of Stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date, provided that, except as may be provided in cases of termination of employment, certain corporate changes or a change in control of the Company, no ISO may be exercisable prior to the first anniversary of its grant. The exercise price of an ISO will be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the exercise date. The aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the First time by a grantee during any calendar year (determined on the grant date) under the 2002 Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

     In the event of a grantee's termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs. However, the definition of the term "disability" in respect of ISOs may differ and no option that remains exercisable for more than three months following a grantee's termination of employment for any reason other than death or disability or the grantee's death within the three-month exercise period following the termination of employment, or for more than one year following a grantee's termination of employment as the result of disability, may be treated as an ISO. ISOs are not transferable other than by will or by the laws of descent and distribution.

     Reload Options. The Committee may include in any agreement evidencing an option (the "original option") a provision that a "reload option" will be granted to any grantee who delivers shares of Stock in partial or full payment of the exercise price of the original option. The reload option will relate to that number of shares of Stock equal to the number of shares of Stock delivered, and will have an exercise price per share equal to the fair market value of a share of Stock on the exercise date of the original option.

     Stock Appreciation Rights. The Committee may grant SARs pursuant to the 2002 Plan. The exercise price of each SAR shall be such price as the Committee shall determine on the grant date. Each SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise of an SAR with respect to a number of shares entitles the grantee to an amount in cash, for each such share, equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the exercise price of the SAR. SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of Stock less than or equal to the number of shares subject to the related option.

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

The exercise of an SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which an SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee's termination of employment, SARs granted to the grantee are generally exercisable to the same extent as described above with respect to NQOs.

     Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to deliver shares of Stock on a predetermined date to a grantee, provided the grantee is continuously employed by the Company until that date. Prior to the vesting of the shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares occurs on a later predetermined date if the grantee remains continuously employed by the Company until that later date. The Committee may at the time shares of restricted stock are granted impose additional conditions, such as the achievement of specified performance goals, to the vesting of the shares. Unvested shares of restricted stock are automatically and immediately forfeited upon a grantee's termination of employment for any reason.

     Unrestricted Stock. Shares of Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines; provided that any such awards to officers or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

     Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its discretion. The grantee of such an award will be entitled to receive shares or the cash value thereof if performance goals specified by the Committee are met.

     Dividend Equivalent Rights. The Committee may, in its discretion, grant with respect to any option, SAR or performance share award, a DER entitling a grantee to receive amounts equal to the ordinary dividends that would have been paid on the shares of Stock covered by such Award as if such shares were then outstanding. DERs may be payable in cash, in shares of Stock or in any other form.

TRANSFERABILITY

     No Award is transferable other than by will or the laws of descent and distribution except to the extent an agreement with respect to an NQO or SAR Award permits certain transfers to a grantee's family members or trusts.

CERTAIN CORPORATE CHANGES

     The 2002 Plan provides for an adjustment in the number of shares of Stock available to be delivered under the 2002 Plan, the number of shares subject to Awards, and the exercise prices of certain Awards, in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The 2002 Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

CERTAIN CHANGES IN THE CONTROL OF THE COMPANY

     In the event of a "Change in Control" (as defined in the 2002 Plan), any outstanding unvested or unexercisable Awards shall become vested and immediately exercisable. If a grantee incurs a termination of employment for any reason other than a dismissal for cause within one year following the Change in Control, the standard exercise period that applies for options and SARs following termination of employment will be extended until the first anniversary of his or her termination of employment (but not later than the original expiration date of the award).

TAX WITHHOLDING

     The 2002 Plan provides that a grantee may be required to meet certain tax withholding requirements by remitting to the Company cash or through the withholding of shares otherwise payable to the grantee. In
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

addition, the grantee may meet such withholding requirements, subject to certain conditions, by remitting previously acquired shares of Stock.

PERFORMANCE-BASED COMPENSATION

     A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" under sec.162(m) of the Code are not counted toward the $1 million limit. If the 2002 Plan is approved by the Company stockholders, grants of NQOs, ISOs, and SARs, generally would be eligible for this exception to the $1 million limit. In order for other Awards to qualify as performance-based compensation, the 2002 Plan permits the Committee to condition Awards on the achievement of one or more objective performance goals based on one or more of the following performance criteria: corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or corporate or divisional sales-based measures. To satisfy the requirements that apply to performance-based compensation, these criteria must be approved by the Company's stockholders, and approval of the 2002 Plan will also constitute approval of the foregoing criteria.

     The 2002 Plan authorizes the Committee to defer payment of Awards that do not qualify as performance-based compensation, generally until the grantee is no longer subject to the $1 million limit.

NEW PLAN BENEFITS

     Since no Awards have been made under the 2002 Plan and since Awards under the 2002 Plan are wholly discretionary, amounts payable under the 2002 Plan are not determinable at this time. For information regarding certain awards made in respect of fiscal 2001 under the Liz Claiborne, Inc. 2000 Stock Incentive Plan, see "Executive Compensation -- Summary Compensation Table" and the Compensation Committee Report above.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 2002 Plan based on current federal income tax rules.

     Non-Qualified Options. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

  Incentive Stock Options

     Income tax. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

     FICA and FUTA. Under proposed regulations issued by the Internal Revenue Service that are effective January 1, 2003, even though the grantee does not realize income for purposes of federal income tax upon the exercise of an ISO, for purposes of the Federal Insurance Contributions Act ("FICA" (Social Security tax)) and the Federal Unemployment Tax Act ("FUTA") the grantee is considered to have received "wages" as a result of the exercise. The amount of the wages is equal to the difference between the fair market value on the date of exercise of the shares acquired and the exercise price paid for the shares, and the Company and the grantee will be subject to FICA and FUTA tax on that amount.

     Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the grantee. Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     Restricted and Other Stock. A grantee who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Stock subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to sec.83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction.

     Performance Shares. A grantee who has been granted a performance share award or performance unit award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. The grantee will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and the Company will then be entitled to a corresponding deduction. If the shares received under a performance share award are not transferable and are subject to forfeiture, the shares will be considered restricted stock for tax purposes and the grantee will not realize ordinary income until the restrictions lapse (unless the grantee makes an election under sec.83(b)).

     Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

     Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

     $1 Million Limit. sec.162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company's chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as "performance-based compensation" is not subject to the $1 million limit. The 2002 Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

     Change In Control. Any acceleration of the vesting or payment of Awards under the 2002 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

     Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2002 Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the 2002 Plan.

PRINCIPAL REASONS TO ADOPT THE 2002 PLAN

     The Board of Directors views the issuance of stock options and other equity-based awards to key individuals as necessary in order to attract and retain the services of the individuals essential to the Company's long-term success. The purpose of the 2002 Plan is to encourage and enable the key individuals associated with the Company, upon whose judgment, initiative and efforts the Company will largely depend for the successful conduct of its business, to acquire or increase their proprietary interest in the success of the Company. It is anticipated that providing such persons with a direct stake in the Company will assure a close identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf.

VOTING ON THE PROPOSAL

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting thereon is required for the approval of the adoption of the 2002 Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2002 PLAN.

                             STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL 1

     A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

          "RESOLVED, that the shareholders of Liz Claiborne, Inc. ("Company") request that the Board of Directors seek shareholder approval for all future executive officer severance pay agreements, commonly referred to as 'golden parachutes."'

     The proponent has submitted the following statement in support of the proposal:

          "Senior executive severance or termination pay agreements, commonly referred to as "golden parachutes," have contributed to the public and shareholder perception that many senior executive officers of major companies are more concerned with their own personal interest than their board responsibilities to the company they are empowered to lead.

          Our Company currently has very generous severance and change-in-control agreements with key executives that provide for payments and other benefits if the executive is terminated without "cause" or if a change-in-control occurs. For example, the Company's most recent proxy statement describes the payments to be made to Chairman of the Board and Chief Executive Officer Paul Charron:

             The Company has an employment agreement with Paul R. Charron....
        The agreement also provides that if his employment is terminated either by the Company other than for cause or by him for certain specified reasons, Mr. Charron shall receive a severance payment of $1.75 million.

          In January 2001, the Company entered into a severance agreement with Mr. Charron providing that in the event that within three years of a change-in-control of the Company (as defined in the agreement) Mr. Charron's employment is terminated by the Company other than for cause or by him for certain specified reasons, Mr. Charron shall be entitled to receive a lump sum payment equal to three times his average base salary and bonuses for the three years preceding such termination or resignation, accelerated vesting of Mr. Charron's balances under the Company's SERP and the UDCP, and continued health and welfare benefits for three years. In the event that the payment and benefits to be received by Mr. Charron in such circumstances are in excess of 105% of the amount that would trigger "golden parachute" excise taxes under the Internal Revenue Code, the Company is required to pay Mr. Charron such additional amounts as may be necessary to place him in the same after tax position as if the payments or benefits had not been subject to such excise tax.

          The justification offered for the granting of these generous benefits is that they are necessary to attract and retain talented executives and keep them motivated to achieve strong performance. We believe that the very generous compensation these individuals receive as well as their fiduciary duties to shareholders should provide sufficient motivation for these executives to perform their duties. We also believe that shareholders should be given the right to approve or disapprove them.

          We urge all shareholders to VOTE "FOR" this Proposal urging the Board to allow shareholders an opportunity to evaluate the merits of executive officer severance agreements before such generous benefits are granted.

     We urge you to vote FOR this Proposal."

THE COMPANY'S STATEMENT IN OPPOSITION

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

     Severance agreements are commonly used as an important element of a sound executive compensation program. Requiring stockholder approval of all of the Company's executive officer severance agreements would significantly limit our Company's flexibility to attract and retain talented, highly qualified executives and would result in unnecessary delays and higher costs in connection with the negotiation and implementation of such agreements.

     In order to attract, retain and reward executives in the competitive marketplace for executive talent, our Company must retain the flexibility and authority to enter into comprehensive employment arrangements without delay. The uncertainty that would result from the implementation of the proposal would put us at a material competitive disadvantage. The executives that our Company seeks are often pursued by other companies. Implementation of the proposal would require our Company to incur significant time and expense to either convene a special stockholders' meeting for the purpose of approving each executive officer severance agreement, or delay finalizing such agreement until the next annual stockholders' meeting. In either case, our Company might well lose these executives to a competitor that can act promptly and definitively, free of a stockholder approval requirement. In addition, the implementation of the proposal would restrict our Company's ability to respond promptly to unanticipated events, such as the need to hire a new executive officer to replace one who unexpectedly departs, or to provide competitive incentives to encourage executives to remain with the Company in the face of a potential change of control.

     Furthermore, our Company's existing practices require the Compensation Committee of our Board to evaluate and approve each executive officer severance pay arrangement in advance. Our Board seeks the advice and recommendations of independent compensation consultants and is well positioned to determine whether the terms of each executive officer severance pay arrangement are appropriate. In approving Mr. Charron's agreement, the Board, upon the advice and counsel of independent compensation consultants, determined that the features of his agreement are well within the range of competitive market practices and in the best interests of our Company and its stockholders.

     We disagree with the suggestion in the proponent's statement that severance pay arrangements serve the personal interests of an executive to the detriment of a company. To the contrary, we believe these arrangements minimize, rather than create, conflicts of interest by providing executives with financial security against potential job loss following a takeover. By limiting the impact of personal financial consequences, these arrangements enable senior management to assess and advise our Board objectively with respect to a takeover proposal, without fear of personal financial loss. Moreover, a lengthy period of time may elapse from the time a change in control is proposed until it is completed, and the Company would be disadvantaged if it were to lose key executives during that period.

     For the foregoing reasons, we believe that it is in the best interests of our Company and its stockholders that our Board continues to have the flexibility to negotiate and implement severance pay agreements free of any requirement that they be submitted for stockholder approval.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     The affirmative vote of a majority of shares participating in the voting on this stockholder proposal is required for its adoption. Abstentions indicated on your proxy card will not be counted as either "for" or "against" this proposal.

STOCKHOLDER PROPOSAL 2

     A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

          "Auditor Services Proposal

          Resolved, that the shareholders of Liz Claiborne, Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company."

     The proponent has submitted the following statement in support of the proposal:

          "The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

             Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Final Rule: Revision of the Commission's Auditor Independence Requirements -- "Auditor Independence Release" Exchange Act Release No. 43602, 11/21/00).

          It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. The Auditor Independence Release identifies these growing business relationships that threaten auditor independence:

          Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

          The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company's most recent proxy statement indicated that Arthur Anderson LLP billed $717,885 for audit services, while billing $1,584,398 for non-audit services rendered.

          We believe that this financial "web of business and financial relationships" may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes."

THE COMPANY'S STATEMENT IN OPPOSITION

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

     We agree that preserving the independence of our Company's external auditors is critically important to the integrity of the auditing process. This is especially so given the concerns raised by recent events.

     We disagree, however, with the proposal, which seeks to address these concerns by having our Board adopt a strict, inflexible test. The proposal would prohibit us from engaging our audit firm to perform any non-audit services whatsoever, regardless of the type or scope of service, or the risk the performance of the service may pose to the auditors' independence. We view the proposal's approach as unnecessarily rigid, and believe our Company and its stockholders are better served by the approach we currently have in place, which we believe will maintain the independence of our auditors, while still retaining the Company's flexibility.

     Our process, which we have reviewed and updated in light of recent events, prohibits our audit firm from performing any internal audit services or any consulting services relating to our financial information systems. Our process further provides that any proposed assignment of permitted non-audit services to our auditors will go forward only if (i) such services and the related fees are reviewed and approved, in advance, by the Audit Committee of our Board of Directors, and (ii) the Committee makes a determination that the engagement is consistent with the maintenance of the auditors' objectivity and independence. The Committee retains discretion, in the exercise of its business judgment, to consider all factors it deems relevant in deciding whether to assign non-audit services to our audit firm. Among these factors are the likelihood of obtaining high-quality, focused, timely and cost-effective results, and, in certain cases, knowledge of our Company and our management and financial systems. A blanket prohibition on all non-audit services by our audit firm would prohibit us from assigning projects to the firm, even where the Audit Committee concludes such firm can, consistent with maintaining their objectivity and independence, provide services which are more expert, more efficient, or more economical than the available alternatives.

     We have other policies and procedures in place designed to promote our auditors' independence. These include a policy prohibiting our Company's hiring of any partner or manager of the independent auditors for a period of at least three years from the date he or she last participated in auditing the Company's financial statements, as well as the performance by the Audit Committee of its ongoing oversight responsibilities set out in the Audit Committee Charter (the Charter has recently been amended, and a copy of the amended Charter is attached to this proxy statement as Appendix A). Our approach is informed by our belief that, with appropriate safeguards and disclosures, and Audit Committee oversight, the performance of non-audit services by our audit firm is not inconsistent with the auditors' maintaining their independence and objectivity in accord with the highest professional, ethical and legal standards.

     We believe that, with the policies and practices we have in place, our Audit Committee should retain the discretion to analyze each proposed non-audit engagement on a case-by-case basis, rather than be limited by a rigid standard that would limit our Company's flexibility, and thereby, we believe, not serve the best interests of our Company and its stockholders.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     The affirmative vote of a majority of shares participating in the voting on this stockholder proposal is required for its adoption. Abstentions indicated on your proxy card will not be counted as either "for" or "against" this proposal.

     The Company will furnish the name, address and the number of shares of Common Stock held by the stockholders who have submitted the preceding proposals to any person who submits a request in writing to the attention of the Company's Secretary at the Company's principal executive offices at 1441 Broadway, New York, New York 10018 or by telephone at 212-354-4900.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, certain other officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such equity securities with the S.E.C. and the New York Stock Exchange. To the Company's knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) have been complied with, other than with respect to Elaine H. Goodell, the Company's Chief Accounting Officer. As a result of an oversight, the following reports were inadvertently not filed on a timely basis: a Form 3 upon Ms. Goodell's appointment as Chief Accounting Officer in March 1999, two Forms 5 reporting four transactions exempt under Section 16(b)-3, and four Forms 4 reporting eight transactions involving her exercise and sale of employee stock options issued under the Company's stock incentive plans. Ms. Goodell has now filed a Form 3 reporting her initial statement of beneficial ownership and a Form 4 reporting all of her transactions since March 1999.

                                 OTHER MATTERS

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                             ADDITIONAL INFORMATION

     The Company has filed with the S.E.C. an Annual Report on Form 10-K for the fiscal year ended December 29, 2001. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by writing to the Investor Relations Department at Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, New Jersey 07047. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

     Stockholder proposals intended to be presented at the 2003 annual meeting of stockholders must be received by the Company, addressed to the attention of the Company's Secretary at its principal executive offices at 1441 Broadway, New York, New York 10018, no later than Saturday, November 30, 2002, in order

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

to be included in the Company's proxy statement relating to that meeting. Moreover, pursuant to S.E.C. rules, if a stockholder notifies the Company after February 12, 2003 of an intent to present a proposal at the Company's 2003 annual meeting of stockholders, the proxies named on the proxy card for such meeting will have the right to exercise their discretionary voting authority with respect to such proposal, if presented at such meeting, without including information regarding such proposal in the Company's proxy materials.

     The Company's Certificate of Incorporation provides procedures under which stockholders may nominate persons for election as directors. Written notice of any nomination must be delivered to the Secretary of the Company at 1441 Broadway, New York, New York 10018 not less than 14 days nor more than 50 days prior to the date of the meeting at which directors are to be elected and must contain the name, age, business and residence address and principal occupation or employment of, and the number of shares of Common Stock beneficially owned by, each nominee.

                                        By Order of the Board of Directors,

                                        /s/Nicholas J. Rubino

                                       NICHOLAS J. RUBINO
                                        Vice President - Deputy General
                                        Counsel and Secretary

New York, New York
March 29, 2002

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter ("Charter"), as amended and restated, has been adopted by the Board of Directors (the "Board") of Liz Claiborne, Inc. (the "Company") at its March 14, 2002 meeting. The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange. The Committee shall maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants as advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit. The Committee shall meet at least four times each year.

RESPONSIBILITIES

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members; accordingly the Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between the independent auditors and management or to assure compliance with laws and regulations.

     Although the Board and the Committee may wish to consider other duties from time to time, general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     - Recommending to the Board the independent auditors to be retained to audit the annual financial statements of the Company and review the quarterly financial statements of the Company, which auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     - Evaluating, together with the Board, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

     - Reviewing and approving the fees to be paid to the independent auditors for audit services.

     - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard

       No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors and shall recommend that the Board take appropriate actions to satisfy itself as to the auditors' independence.

     - Reviewing, and approving in advance, the retention of the independent auditors or any of its affiliates for any non-audit services and the fee for such services, and determining in advance that such retention is consistent with maintaining the objectivity and independence of the independent auditors. Notwithstanding the foregoing, the Company shall not retain the independent auditors or any of its affiliates for any internal audit services or consulting services relating to the Company's financial information systems.

     - Recommending to the Board guidelines restricting the Company's hiring of any senior member of the independent auditors' team who was previously engaged to work on the Company's audit, and overseeing any policy adopted in this regard.

     - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     - Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Committee as a whole or through the Committee chair.

     - Reviewing periodically with management and the independent auditors the selection, application and disclosure of the critical accounting policies used in connection with the preparation of the Company's financial statements.

     - Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

     - Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company's response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

     - Reviewing at least annually the experience and qualifications of the senior members of the independent auditor team, the quality control procedures of the independent auditor, the most recent "peer review" and the independent auditors' partner statement on professional responsibility. Any new senior members of the independent audit team shall be approved in advance by the Committee.

     - Reviewing, and approving annually, the document retention policy of the independent auditors with regard to their work for the Company, with any changes to such policy to be approved by the Committee in advance.

     - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors, and management's response.

     - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     - Recommending to the Board guidelines for ensuring prompt communication to the Committee of any correspondence or other communication received by the Company which raises significant issues relating to the Company's accounting policies or practices or the Company's financial statements.

     - Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

                                   APPENDIX B

                              LIZ CLAIBORNE, INC.

                           2002 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                    GENERAL

     1.1  PURPOSE

     The Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "Plan") is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Liz Claiborne, Inc. (the "Company") depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain "performance-based" compensation to these key persons.

     1.2  ADMINISTRATION

     (a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the "Committee"). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A "Qualified Member" is both a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b) Committee's Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to
Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

     (c) Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee or, pursuant to Section 1.2(a), the Board, may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by sec.157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

     (d) Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

     (e) Limit on Committee Members' Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.3  PERSONS ELIGIBLE FOR AWARDS

     The persons eligible to receive awards under the Plan are those officers, directors who are employed by the Company, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, "key persons") as the Committee in its sole discretion shall select.

     1.4  TYPES OF AWARDS UNDER PLAN

     Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) unrestricted stock, and
(g) performance shares, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

     1.5  SHARES AVAILABLE FOR AWARDS

     (a) Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company ("Common Stock") with respect to which awards may be granted pursuant to the Plan shall not exceed 9,000,000 shares and no more than 1,800,000 of those shares may be granted pursuant to restricted or unrestricted stock awards. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company's treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

     (b) Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

     (c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e); any shares in respect of which a stock appreciation right or performance share award is settled for cash; and any shares (whether subject to or received pursuant to an award granted hereunder, purchased on the open market or otherwise obtained, and including shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an option) that are withheld or applied as payment by the Company in connection with the exercise of an award or the withholding of taxes related thereto, to the extent of any such withholding or payment.

     (d) Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 2.2(h), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

     1.6  DEFINITIONS OF CERTAIN TERMS

     (a) The "Fair Market Value" of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

     (b) The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "non-qualified stock option."

     (c) A grantee shall be deemed to have a "termination of employment" upon
(i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee's award in a transaction to which section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a "termination of employment" upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. For purposes of clause
(i) above, a grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company's sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

     (d) The terms "parent corporation" and "subsidiary corporation" shall have the meanings given them in sections 424(e) and (f) of the Code, respectively.

     (e) The term "employment" shall be deemed to mean an employee's employment with, or a consultant's provision of services to, the Company, any Company subsidiary or any Company joint venture and each Board member's service as a Board member.

     (f) The term "cause" in connection with a termination of employment by reason of a dismissal for cause shall mean:

          (i) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of "cause," cause shall consist of those acts or omissions that would constitute "cause" under such agreement; and otherwise,

          (ii) the grantee's termination of employment by the Company or an affiliate on account of any one or more of the following:

             (A) any failure by the grantee substantially to perform the grantee's employment duties;

             (B) any excessive unauthorized absenteeism by the grantee;

             (C) any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

             (D) any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

             (E) any act by the grantee that is inconsistent with the best interests of the Company;

             (F) the grantee's material violation of any of the Company's policies, including, without limitation, those policies relating to discrimination or sexual harassment;

             (G) the grantee's unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company's, or its affiliates', confidential or proprietary information;

             (H) the grantee's commission of any felony, or any other crime involving moral turpitude; and

             (I) the grantee's commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment by reason of a dismissal for cause has occurred pursuant to Section 1.6(f)(ii) for the purposes of Section 3.8(b)(iii), reference shall be made solely to subsections (C), (F), (G), (H), and (I) of Section 1.6(f)(ii).

     Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee's employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a grantee's voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee's employment could have been terminated for cause, the Committee may deem such grantee's employment to have been terminated for cause. A grantee's termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

     2.1  CERTIFICATES EVIDENCING AWARDS

     Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate ("Grant Certificate") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

     2.2 GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND DIVIDEND EQUIVALENT RIGHTS

     (a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     (b) Stock Appreciation Right Grants; Types of Stock Appreciation
Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     (c) Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to
(i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

     (d) Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     (e) Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant, and provided further that, except as and to the extent that the Committee may otherwise provide pursuant to Sections 2.5, 3.7 or 3.8, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant. (See the default exercise period provided for under Sections 2.3(a) and (b)).

     (f) Reload Options. The Committee may in its sole discretion include in any Grant Certificate with respect to an option (the "original option") a provision that an additional option (the "reload option") shall be granted to the grantee if, pursuant to Section 2.3(e)(ii), the grantee delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The reload option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Grant Certificate provides for the grant of a reload option, such Grant Certificate shall also provide that any shares that are delivered pursuant to Section 2.3(e)(ii) in payment of such exercise price shall have been held for at least six months (or such other period as the Committee may from time to time determine).

     (g) Dividend Equivalent Rights. The Committee may in its sole discretion include in any Grant Certificate with respect to an option, stock appreciation right or performance shares, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Committee shall deem appropriate. Notwithstanding the foregoing, no dividend equivalent rights shall be conditioned on the exercise of any option or stock appreciation right if and to the extent that such dividend equivalent right would cause the compensation represented by such option or stock appreciation right not to constitute performance-based compensation under section 162(m) of the Code.

     (h) Incentive Stock Option Limitation: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

     (i) Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

     2.3  EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

          (a) Beginning of Exercise Period. Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right shall become exercisable in three installments of 25%, 25% and 50%, respectively, of the shares subject to such option or stock appreciation right; the first installment shall become exercisable on the first anniversary of the date of grant and the remaining two installments shall become exercisable, respectively, on the second and third anniversaries of the date of grant.

          (b) End of Exercise Period. Unless the applicable Grant Certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant of the award or (ii) the expiration, cancellation or termination of the award.

          (c) Timing and Extent of Exercise. Unless the applicable Grant Certificate otherwise provides, (i) an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable and (ii) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

          (d) Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company's designated exchange agent (the "exchange agent"), on such form and in such manner as the Committee shall in its sole discretion prescribe.

          (e) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

          (f) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee's stockbroker.

          (g) No Stockholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in
     Section 1.5(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     2.4  COMPENSATION IN LIEU OF EXERCISE OF AN OPTION

     Upon written application of the grantee of an option, the Committee may in its sole discretion determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

     2.5 TERMINATION OF EMPLOYMENT; DEATH SUBSEQUENT TO A TERMINATION OF EMPLOYMENT

     (a) General Rule.  Except to the extent otherwise provided in paragraphs
(b), (c), (d) or (e) of this Section 2.5 or Section 3.8(b)(iii), a grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

     (b) Dismissal for Cause; Resignation. If a grantee incurs a termination of employment as the result of a dismissal for cause or resignation without the Company's prior consent, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the grantee's termination of employment.

     (c) Retirement. If a grantee incurs a termination of employment as the result of retirement, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the third anniversary of such termination of employment, or (B) the original expiration date of the award. For this purpose "retirement" shall mean a grantee's termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) the grantee's 65th birthday,
(y) the date on which the grantee has attained age 60 and completed at least six years of vesting service (within the meaning of the Company's 401(k) and profit-sharing plan as it may be amended from time to time) or (z) if approved by the Committee, on or after the grantee has completed at least 20 years of vesting service.

     (d) Disability. If a grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions:
(i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the first anniversary of the grantee's termination of employment, or (B) the original expiration date of the award. For this purpose

"disability" shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee's position (with or without reasonable accommodation) for a period of six consecutive months and
(y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

     (e) Death.

          (i) Termination of Employment as a Result of Grantee's Death. If a grantee incurs a termination of employment as the result of death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (B) exercise must occur by the earlier of (1) the first anniversary of the grantee's termination of employment, or (2) the original expiration date of the award.

          (ii) Death Subsequent to a Termination of Employment. If a grantee dies subsequent to incurring a termination of employment but prior to the expiration of the exercise period with respect to a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee's date of death or (B) the original expiration date of the award.

          (iii) Restrictions on Exercise Following Death. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.8 hereof.

     (f) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee's termination of employment for any reason other than death (including death within three months after the termination of employment) or disability, or for more than one year following a grantee's termination of employment as the result of disability, may be treated as an incentive stock option.

     (g) Committee Discretion. The Committee, in the applicable Grant Certificate, may waive or modify the application of the foregoing provisions of this Section 2.5.

     2.6  TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Grant Certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee's spouse, children or grandchildren ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

     2.7  GRANT OF RESTRICTED STOCK

     (a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award.

     (b) Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs
(d) and (e) of this Section 2.7; (ii) in the Committee's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

     (c) Custody of Stock Certificate(s); Stockholder Rights. Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

     (d) Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

     (e) Consequence of Termination of Employment. A grantee's termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee's repayment of dividends received directly, or otherwise.

     2.8  GRANT OF UNRESTRICTED STOCK

     The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration, provided, however, that any such awards to officers or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

     2.9  GRANT OF PERFORMANCE SHARES

     (a) Performance Share Grants. The Committee may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of, or in connection with, any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by accepting delivery of a Grant Certificate at such time and in such form as the Committee shall determine.

     (b) Stockholder Rights. The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award or for which an account has been established evidencing ownership of the stock in uncertificated form and not with respect to any other shares subject to the award.

     (c) Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee's termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment by the Company and its subsidiaries for any reason (including death).

     (d) Exercise Procedures; Automatic Exercise. At the discretion of the Committee, the applicable Grant Certificate may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

     (e) Tandem Grants; Effect on Exercise. Except as otherwise specified by the Committee, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (ii) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Grant Certificate, and (iii) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the performance share award in the manner specified in the applicable Grant Certificate.

     (f) Nontransferability. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

     (a) Amendment of the Plan. Subject to Section 3.1(b), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

     (b) Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan (i) which increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options, (ii) which otherwise materially increases the benefits under the Plan or (iii) to the extent the Board determines that stockholder approval is necessary to enable awards under the Plan to comply with Sections 422 or 162(m) of the Code.

     (c) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Grant Certificate; or
(iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment, provided however that no such amendment may lower the exercise price of an outstanding option. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

     3.2  CONSENT REQUIREMENT

     (a) No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

     (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

     3.3  NONASSIGNABILITY

     Except as provided in Sections 2.5(e), 2.6, 2.7(d) and 2.9(f): (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

     3.4  REQUIREMENT OF NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE
CODE

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

     3.5  REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER
SECTION 421(B) OF THE CODE

     Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     3.6  WITHHOLDING TAXES

     (a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

     (b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

     3.7  ADJUSTMENT UPON CHANGES IN COMMON STOCK

     (a) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards: (i) may be granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a "162(m) covered employee" (as defined in Section 3.9(a)(i)), to cease to so qualify.

     (b) Outstanding Restricted Stock and Performance Shares. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock, which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated pursuant to Section 2.7(c) hereof.

     The Committee may, in its absolute discretion, adjust any grant of performance shares, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

     (c) Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights -- Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

     (d) Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights -- Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or dividend equivalent right would have received in such merger or consolidation.

     (e) Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights -- Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

          (A) cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right; or

          (B) provide for the exchange of each option and stock appreciation right (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or dividend equivalent right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

     (f) Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights -- Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(c), (d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right.

     (g) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

     3.8  CHANGE IN CONTROL

     (a) Change in Control Defined. For purposes of this Section 3.8, a "Change in Control" shall be deemed to have occurred upon the happening of any of the following events: (i) any "person," including a "group," as such terms are defined in sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 20% or more of the outstanding shares of Common Stock of the Company; (ii) a cash tender or exchange offer for 50% or more of the outstanding shares of Common Stock of the Company is commenced; (iii) the stockholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (iv) two or more directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

     (b) Effect of a Change in Control.  Upon the occurrence of a Change in
Control:

          (i) notwithstanding any other provision of this Plan, any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

          (ii) to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

          (iii) a grantee who incurs a termination of employment for any reason, other than a dismissal for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on the grantee's termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of Section
     2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee's termination of employment.

     (c) Miscellaneous. Whenever deemed appropriate by the Committee, any action referred to in paragraph (b)(ii) of this Section 3.8 or in Section 3.9(b) may be made conditional upon the consummation of the applicable Change in Control transaction.

     3.9  LIMITATIONS IMPOSED BY SECTION 162(M)

     (a) Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a "162(m) covered employee" (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as "qualified performance-based compensation" within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more preestablished objective performance goals.

          (i) An individual is a "162(m) covered employee" if, as of the last day of the Company's taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the four highest compensated officers of the Company other than the chief executive officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

          (ii) If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

          (iii) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

     (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

          (i) With respect to options, stock appreciation rights or dividend equivalent rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. In the event that a grantee exercises an option, or stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

          (ii) With respect to restricted stock, unrestricted stock or performance shares, the Committee may require the grantee to surrender to the Committee any Grant Certificates with respect to such awards, in order to cancel the awards of such restricted stock, unrestricted stock and performance shares (and any related dividend equivalent rights). In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and
     (B) the occurrence of a Change in Control. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

     3.10  RIGHT OF DISCHARGE RESERVED

     Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.

     3.11  NATURE OF PAYMENTS

     (a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

     3.12  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(c).

     3.13  OTHER PAYMENTS OR AWARDS

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     3.14  HEADINGS

     Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

     3.15  EFFECTIVE DATE AND TERM OF PLAN

     (a) Adoption; Stockholder Approval. The Plan was adopted by the Board on March 14, 2002, subject to approval by the Company's stockholders. All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

     (b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

     3.16  RESTRICTION ON ISSUANCE OF STOCK PURSUANT TO AWARDS

     The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

     3.17  GOVERNING LAW

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                           [LIZ CLAIBORNE, INC. LOGO]

                           [LIZ CLAIBORNE INC LOGO]




                            DETACH PROXY CARD HERE


MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY                     [X]
USING THE ENCLOSED ENVELOPE.      VOTES MUST BE INDICATED
                                  (X) IN BLACK OR BLUE INK.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein, FOR Proposal 2, and AGAINST Proposals 3 and 4.
        The board of directors recommends a vote for all nominees, FOR proposal 2 and against proposals 3 and 4.

1. Election of Directors.

FOR       WITHHOLD
ALL [ ]    FOR ALL  [ ] EXCEPTIONS [ ]

Nominees: Paul R. Charron (Term Expiring in 2005)
          J. James Gordon (Term Expiring in 2005)
          Kay Koplovitz (Term Expiring in 2005)

(Instructions: to withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)

Exceptions*_____________________

                                                        FOR AGAINST ABSTAIN

2. Approval of the Liz Claiborne, Inc. 2002 Stock
   Incentive Plan.                                      [ ]    [ ]    [ ]

3. Approval of Stockholder Proposal 1.                  [ ]    [ ]    [ ]

4. Approval of Stockholder Proposal 2.                  [ ]    [ ]    [ ]

5. In accordance with the named proxies' discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.



                        Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2002 Annual Meeting of Stockholders.

                    Date        Share Owner sign here   Co-Owner sign here
                --------------------------------------  ---------------------
                |         |                          |  |                   |
                --------------------------------------  ---------------------

                             LIZ CLAIBORNE, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 16, 2002
                                  10:00 A.M.
                        OFFICES OF LIZ CLAIBORNE, INC.
                             ONE CLAIBORNE AVENUE
                           NORTH BERGEN, NEW JERSEY
                                (201) 295-6000

                     FOR DIRECTIONS, CALL (201) 295-6222

                          WE INVITE YOU TO JOIN US.



                            YOUR VOTE IS IMPORTANT
                            ======================

              PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND
                 PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             LIZ CLAIBORNE, INC.
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2002

        The undersigned hereby appoints PAUL R. CHARRON, ROBERTA S. KARP AND MICHAEL SCARPA, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LIZ CLAIBORNE INC., to be held at the offices of Liz Claiborne, Inc. at One Claiborne Avenue, North Bergen, New Jersey, on Thursday, May 16, 2002, at 10:00 a.m., prevailing local time, and at any adjournments or postponements thereof, as set forth on the reverse side hereof.

        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF LIZ CLAIBORNE, INC. AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS, THE LIZ CLAIBORNE, INC. 2002 STOCK INCENTIVE PLAN, THE SHAREHOLDERS' PROPOSALS AND, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE REVERSE SIDE; NO BOX NEED BE CHECKED.

                           YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND
                                 THE MEETING.

                  (Please sign and date on the reverse side)


                                LIZ CLAIBORNE, INC.
                                P.O. BOX 11156
                                NEW YORK, N.Y. 10203-0156

To change your address, please mark this box. / /